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                                 EXHIBIT (11)(c)



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                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the reference to our Firm under the caption "Auditors" in the Prospectus and Statement of Additional Information relating to the 1st Source Monogram Funds (comprising, respectively, the U.S. Treasury Obligations Money Market Fund, Diversified Equity Fund, Income Equity Fund, Special Equity Fund, Income Fund, and Intermediate Tax-Free Bond Fund) in this Post-Effective Amendment No. 39 to the Registration Statement on Form N-1A of The Sessions Group (File No. 33-21489).




                                                COOPERS & LYBRAND L.L.P.



Columbus, Ohio
March 17, 1997